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                                                                   EXHIBIT 10.38

                             AGREEMENT IN PRINCIPLE

      As of March 1, 2006, (the "Effective Date"), Schneider Electric S.A. a French corporation and Square D Company a Delaware corporation, on behalf of themselves and all of their subsidiaries (hereinafter collectively referred to as "Schneider") and AMI Semiconductor, Inc. and AMI Semiconductor Belgium BVBA, on behalf of themselves and all of their subsidiaries (hereinafter collectively referred to as "AMI") have reached an agreement in principle ("Agreement") in connection with 1) a full and final settlement of all disputes and claims, past and future, known and unknown, involving certain application specific integrated circuits supplied by AMI to Schneider and incorporated into Schneider's AFCI circuit breakers (the "Claim") and 2) the continuation and growth of the amount of business to be done between Schneider and AMI over the next five years through a preferred supplier arrangement.

The Agreement shall be fully documented by a subsequent and binding Settlement Agreement and a subsequent and binding Preferred Supplier Agreement to be negotiated in good faith by the parties after the Effective Date,

The Settlement Agreement shall include a mutual release and cash consideration in the amount of $5,000,000 ($1,300,000 of which shall be paid on or before March 15, 2006 and the remainder of which shall be paid within 5 business days after the execution of the Settlement Agreement) representing the full and final amount to be paid to settle the Claim.

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The Preferred Supplier Agreement shall include the necessary provisions to implement the terms described generally in Exhibit A hereto.

This Agreement is binding upon the parties as of the Effective Date and this Agreement shall be governed by the laws of the State of Delaware.

SQUARE D COMPANY/                          AMI SEMICONDUCTOR, INC./AMI
SCHNEIDER ELECTRIC S.A.                    SEMICONDUCTOR BELGIUM BVBA

By: /s/ DAVID D. PETRADIS                  By: /s/ DAVID A. HENRY
  Its:_CEO_______________________            Its:__CFO_______________________